UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 4, 2009
Date of Report (Date of earliest event reported)
ALPHATRADE.COM
(Exact name of registrant as specified in its charter)

NEVADA	000-25631	98-0211652

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

SUITE 116 - 930 WEST 1ST STREET, NORTH VANCOUVER, BRITISH COLUMBIA Canada	V7P 3N4

(Address of principal executive offices)	(Zip Code)
(604) 986-9866
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the audit of the consolidated financial statements of Alphatrade.com (the “Company”) for the year ended December 31, 2008 by the Company’s independent registered public accounting firm, Chisholm, Bierwolf, Nilson & Morrill, LLC, the Company reviewed its accounting for advertising contracts and noted errors in its revenue recognition in relation to certain of its  advertising contracts.  On March 4, 2009, management of the Company concluded that five contracts entered into in the fourth quarter of 2007 provided services to its customers into the 2008 year and the revenue therefrom should have been partially deferred to the 2008 year. However all revenue from these contracts were claimed in 2007.  Accordingly, the Company concluded that its financial statements for the year ended December 31, 2007 can no longer be relied upon.  In order to correct such errors, the Company intends to file an amendment to its annual report on Form 10-K for the year ended December 31, 2007..

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm, Chisholm, Bierwolf, Nilson & Morrill, LLC.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATRADE.COM
Date: March 5, 2009	By:	/s/ Penny Perfect
Penny Perfect
President